Exhibit 10.13

SATISFACTION AND RELEASE AGREEMENT

THIS SATISFACTION AND RELEASE AGREEMENT (this “Agreement”) relating to Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”), is made and entered into as of August 26, 2013, by and among the Company, Mark Deleonardis (“MD”), Watz Enterprises, L.L.C. (“Watz”) and High Street (“HS”) (each of the Company, MD, Watz and HS is referred to as a “Party”, and together the “Parties”).

WHEREAS, MD, Watz and/or HS performed certain services (the “Services”) for, and are or were a party to one or more agreements (collectively, the “Agreements”) with, the Company and/or Green Energy Management Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GEM”);

WHEREAS, the Company and/or GEM may owe to MD, Watz and/or HS certain consideration in relation to the Services (the “Payments”) and MD, Watz and/or HS may have certain potential claims against the Company and/or GEM relating to the Services (collectively, the “Services Claims”);

WHEREAS, the Company and/or GEM may owe to MD, Watz and/or HS certain consideration in relation to the Agreements and MD, Watz and/or HS may have certain potential claims against the Company and/or GEM relating to the Agreements (collectively, the “Claims”);

WHEREAS, the Company, MD, Watz and HS settled and resolved all Services Claims between them relating to the Company, MD, Watz, HS, the Services and/or Payments pursuant to that certain Satisfaction and Release Agreement, dated on or about the date hereof; and

WHEREAS, the Company, MD, Watz and HS now wish to settle and resolve all disputes and potential differences between them relating to the Company, MD, Watz, HS and/or the Agreements.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for such other good and valuable consideration agreed to by the Parties, the Parties do hereby agree as of the date of this Agreement as follows:

1.           MD, Watz and HS agree (i) to waive any and all of their and MD Parties’ (as defined below) Claims against the Company Parties (as defined below), (ii) to surrender to the Company 1,000,000 shares of the Company’s common stock owned by them (the “Shares”), and (iii) that all Agreements shall be considered null, void and no longer in effect, and the Company agrees to pay to MD a sum of $42,000 within sixty (60) days of the date of this Agreement (the “MD Payment”).

Notwithstanding the foregoing, the Parties further agree that (x) the Company’s obligation to make the MD Payment is conditional on MD returning the Shares prior to the MD Payment being made to MD and (y) the Shares will be immediately canceled as of the date that the MD Payment is made.

2.           As of the date of this Agreement, MD, and each of his heirs, executors, administrators, predecessors, successors, assigns, affiliates, parents, subsidiaries, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders and attorneys (including, without limitation, Watz and HS, and their members, shareholders, officers, directors, employees, affiliates, associated persons, agents, contractors and attorneys), and all persons acting by, through and under each of them (collectively, the “MD Parties”), hereby forever release and discharge the Company Parties as follows:

(a)           The MD Parties, individually and collectively, hereby release and discharge the Company Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements (including, without limitation, the Agreements), promises, variances, trespasses, damages, judgments, extents, executions, claims (including, without limitation, the Claims), counterclaims and demands of whatever nature and kind, in law, admiralty or equity, which the MD Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Company Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof; provided that nothing contained herein shall be deemed to effect a release of the Company’s obligation to make the MD Payment, provided that the Shares are surrendered to the Company prior to the MD Payment being made.

For purposes of this Agreement, the “Company Parties” shall mean the Company, GEM, and each of their heirs, executors, administrators, predecessors, successors, assigns, affiliates, parents, subsidiaries, officers, directors, representatives, employees, associated persons, agents, contractors and attorneys, and all persons acting by, through and under each of them.

(b)           The MD Parties, and each of them, acknowledge that they, or any of them, may hereafter discover claims or facts now unknown or unsuspected, or in addition to, or different from, those which the releasing parties now know or believe to be true with respect to this Agreement.  Nevertheless, except as otherwise set forth in this Agreement, the MD Parties, and each of them, intend by this Agreement to release fully, finally, and forever all claims (including, without limitation, the Amounts and the Claims) released hereby.  Accordingly, this Agreement shall remain in full force as a complete release of such claims notwithstanding the discovery of existence of any such additional or different claims or facts before or after the date of this Agreement.

(c)           The MD Parties agree and acknowledge that all Agreements have been terminated.

(d)           The MD Parties have not commenced or prosecuted and will not commence or prosecute any action or proceeding for the recovery of damages or for any form of equitable relief, declaratory relief or any other form of action or proceeding or arbitration against the Company Parties based upon the claims released in this Agreement.  This Agreement shall constitute a judicial bar to the institution of any such action against the MD Parties or any party.

(e)           The MD Parties shall not, and shall cause the other MD Parties not to, disparage the Company Parties.

3.           This Agreement may be executed in multiple counterparts, each one of which shall be deemed an original, but all of which shall be considered together as one and the same instrument.  Delivery of an executed counterpart of this Agreement may be made by facsimile or other electronic transmission.  Any such counterpart or signature pages sent by facsimile or other electronic transmission shall be deemed to be written and signed originals for all purposes, and copies of this Agreement containing one or more signature pages that have been delivered by facsimile or other electronic transmission shall constitute enforceable original documents.  As used in this Agreement, the term “electronic transmission” means and refers to any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by such a recipient through an automated process.

4.           This Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions.

5.           Courts within the Borough of Manhattan, State of New York, will have jurisdiction over all disputes between the parties arising out of or relating to this Agreement.  In connection with any such dispute, each party consents to and agrees to submit to the jurisdiction of courts within the Borough of Manhattan, State of New York, and waives, and agrees not to assert, any claim that (i) it is not personally subject to the jurisdiction of such courts, (ii) it and its property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:	/s/ John Tabacco
Name: John Tabacco
Title: Chief Executive Officer and President

MARK DELEONARDIS

WATZ ENTERPRISES, L.L.C.

By:	/s/ Mark Deleonardis
Name: Mark Deleonardis
Title: Managing Member

HIGH STREET

By:	/s/ Mark Deleonardis
Name: Mark Deleonardis
Title: Authorized Signatory